UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 9, 2006

(Date of earliest event reported)

Inland American Real Estate Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51609	34-2019608
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets.

Our joint venture, Minto Builders (Florida), Inc., referred to herein as MB REIT, acquired the following property on the date indicated below:

On February 9, 2006, MB REIT purchased a fee simple interest in an existing shopping center known as Hunting Bayou, containing approximately 133,165 gross leasable square feet.  The center is located at 11410-11430 I-10 East in Jacinto City, Texas.  MB REIT purchased this property from an unaffiliated third party, Hunting Bayou Limited Partnership, for an aggregate purchase price of approximately $20.3 million, of which approximately $3.2 million was placed into escrow with a third party escrow agent to fund a potential earnout payable upon the leasing of certain vacant and unoccupied space.  In addition, the aggregate purchase price may be increased up to approximately $22.3 million if actual rents achieved for vacant space leased after the closing exceed certain specified pro forma amounts.  MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

The purchase price for the transaction was determined through negotiations between the seller, on the one hand, and Inland American Business Manager and Advisor, Inc., our business manager, and Inland Real Estate Acquisitions, an affiliate of our sponsor, on the other.  In evaluating Hunting Bayou as a potential acquisition and determining whether the amount of consideration to be paid was appropriate, a variety of factors were considered including overall valuation of net rental income (defined as revenues from the tenants from rent and expense reimbursements less Hunting Bayou’s actual operating expenses), expected capital expenditures, costs of property maintenance, location, environmental issues, demographics, quality of tenants, length of leases, price per square foot and occupancy.  Our business manager believes that Hunting Bayou is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained, is adequately insured and has been professionally managed.

Certain of the agreements relating to the purchase are being filed as Exhibits 10.35 and 10.36 hereto, each of which is incorporated into this Item 2.01 disclosure by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Bridgeside Point Office Building, Pittsburgh, Pennsylvania

On February 10, 2006, a subsidiary of MB REIT, MB Pittsburgh Bridgeside DST (referred to herein as MBPB), entered into loan documents as the borrower of approximately $17.3 million from Nomura Credit & Capital, Inc. (referred to herein as Nomura).  MBPB’s obligations are secured by a first priority mortgage on the property commonly known as the Bridgeside Point Office Building located at 100 Technology Drive in Pittsburgh, Pennsylvania.  MBPB also granted a security interest to Nomura in, among other things, all of the personal property owned by MBPB at the property.  The Bridgeside Point Office Building was purchased by MB REIT on November 22, 2005.

The loan bears interest at the rate of 5.2% per annum.  MBPB is required to pay interest only on a monthly basis in the amount of $75,075.00 until the loan matures on February 11, 2031.  After February 11, 2011, MBPB is also required to pay Nomura any excess cash flow for the calendar month preceding the payment date.  Each payment of excess cash flow, together with any remaining amount of the monthly payment amount paid on that date after the payment of interest on the outstanding principal balance of the loan at the aforementioned interest rate, will be applied first to the prepayment of outstanding principal until the loan has been paid in full, and next to the payment of interest accrued and unpaid according to a formula provided for in the loan agreement.  MBPB may, in certain circumstances, prepay the unpaid principal balance of the loan but in no event earlier than three years after Nomura securitizes the loan.  Nomura is not required to securitize the loan. In addition, beginning on the payment date that is three months prior to February 11, 2011, and through the maturity date, MBPB may, at its option of prepay the loan in whole on in part of without any prepayment premium.

The loan agreement contains various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, subject to the customary cure rights granted to MBPB, Nomura may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

MBPB has also agreed to indemnify Nomura against losses suffered by Nomura arising from the presence or release of hazardous substances, among other things, on the property.  Inland Western Retail Real Estate Trust, Inc. (referred to herein as Inland Western), an entity sponsored by our sponsor, is also primarily liable to Nomura for certain breaches of the loan documents, including the environmental indemnity by MBPB, until MB REIT has a net worth equal to or greater than $300 million.

Certain of the mortgage loan agreements are filed as Exhibits 10.37, 10.38 and 10.39 to this Form 8-K, each of which is incorporated into this Item 2.03 disclosure by reference.

Triangle Center; Longview, Washington

On February 9, 2006, a subsidiary of MB REIT, MB Longview Triangle, L.L.C. (referred to herein as MBLT), entered into loan documents as the borrower of approximately $23.6 million from LaSalle Bank National Association (referred to herein as “LaSalle”).  MBLT’s obligations are secured by a first priority mortgage on the property commonly known as Triangle Center located at 1305 Ocean Beach Highway in Longview, Washington.  MBLT has also granted a security interest to LaSalle in all of the personal property owned by MBLT at the property.  Triangle Place was purchased by MB REIT on December 23, 2005.

The loan bears interest at the rate of 4.83% per annum.  MBLT is required to pay interest only on a monthly basis in the amount of $94,990.00 until the loan matures on March 1, 2011.  MBLT may, in certain circumstances, prepay the unpaid principal balance of the loan but in no event earlier than three years after LaSalle securitizes the loan.  LaSalle is not required to securitize the loan.

The loan agreement contains various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, subject to the customary cure rights granted to MBFT, LaSalle may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

MBLT has also agreed to indemnify LaSalle against losses suffered by LaSalle arising from the presence or release of hazardous substances, among other things on the property.  Inland Western is also primarily liable to LaSalle for certain breaches of the loan documents, including the environmental indemnity by MBFT, until MB REIT has a net worth equal to or greater than $300 million.

Certain of the mortgage loan agreements are filed as Exhibits 10.40, 10.41 and 10.42 to this Form 8-K, each of which is incorporated into this Item 2.03 disclosure by reference.

Section 8 – Other Events

Item 8.01.  Other Events

On February 9, 2006, MB REIT declared a cash distribution of $1.8 million paid to all common stockholders of record at the close of business on February 9, 2006.  As of that date, the Company owned approximately 70% of the outstanding common stock of MB REIT and received a total of $1,273,570.44 of this distribution.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(a)   Financial Statements

The required financial statements for Hunting Bayou were filed as part of the Newquest Properties Portfolio in Form 8 K/A dated October 13, 2005, which was filed on December 27, 2005 in accordance with Rule 3-14 of the Securities and Exchange Commission Regulation S-X.

(d)   Exhibits

Exhibit 10.35	Assignment (Re: Newquest Portfolio) dated October 11, 2005 (incorporated by reference to Exhibit 10.9 to the Form 8-K dated October 13, 2005 and filed by the Company on December 27, 2005).

Exhibit 10.36	Purchase Agreement (Re: Newquest Portfolio) dated May 18, 2005 (incorporated by reference to Exhibit 10.10 to the Form 8-K dated October 13, 2005 and filed by the Company on December 27, 2005).

Exhibit 10.37	Promissory Note by MB Pittsburgh Bridgeside DST in favor of Nomura Credit & Capital, Inc. dated February 10, 2006.

Exhibit 10.38	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing by MB Pittsburgh Bridgeside DST for the benefit of Nomura Credit & Capital, Inc. dated February 10, 2006.

Exhibit 10.39	Loan Agreement between MB Pittsburgh Bridgeside DST and Nomura Credit & Capital, Inc. dated February 10, 2006.

Exhibit 10.40	Mortgage, Security Agreement and Fixture Filing by MB Longview Triangle, L.L.C. for the benefit of LaSalle Bank National Association dated February 9, 2006.

Exhibit 10.41	Loan Agreement between MB Longview Triangle, L.L.C. and LaSalle Bank National Association dated February 9, 2006.

Exhibit 10.42	Promissory Note by MB Longview Triangle, L.L.C. in favor of LaSalle Bank National Association dated February 9, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

By:	/s/ Lori J. Foust
Name:	Lori J. Foust
Title:	Treasurer and Principal Accounting Officer
Date:	February 15, 2006

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.35	Assignment (Re: Newquest Portfolio) dated October 11, 2005 (incorporated by reference to Exhibit 10.9 to the Form 8-K dated October 13, 2005 and filed by the Company on December 27, 2005).

10.36	Purchase Agreement (Re: Newquest Portfolio) dated May 18, 2005 (incorporated by reference to Exhibit 10.10 to the Form 8-K dated October 13, 2005 and filed by the Company on December 27, 2005).

10.37	Promissory Note by MB Pittsburgh Bridgeside DST in favor of Nomura Credit & Capital, Inc. dated February 10, 2006.

10.38	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing by MB Pittsburgh Bridgeside DST for the benefit of Nomura Credit & Capital, Inc. dated February 10, 2006.

10.39	Loan Agreement between MB Pittsburgh Bridgeside DST and Nomura Credit & Capital, Inc. dated February 10, 2006.

10.40	Mortgage, Security Agreement and Fixture Filing by MB Longview Triangle, L.L.C. for the benefit of LaSalle Bank National Association dated February 9, 2006.

10.41	Loan Agreement between MB Longview Triangle, L.L.C. and LaSalle Bank National Association dated February 9, 2006.

10.42	Promissory Note by MB Longview Triangle, L.L.C. in favor of LaSalle Bank National Association dated February 9, 2006